Exhibit 99.1

MEDCATH CONTACT:
O. Edwin French	Jeff Hinton
President/Chief Executive Officer	Chief Financial Officer
(704) 708-6600	(704) 708-6600
MEDCATH CORPORATION REPORTS SECOND QUARTER EARNINGS AND
PROVIDES UPDATE TO INTERNAL ASSESSMENT
     CHARLOTTE, N.C., May 21, 2009 — MedCath Corporation (Nasdaq: MDTH), a healthcare provider focused on high acuity healthcare services, predominately the diagnosis and treatment of cardiovascular disease, today announced its operating results for its second quarter of fiscal 2009, which ended March 31, 2009.
Highlights
•	Net revenue up 3.0% compared with second quarter of fiscal 2008; same facility hospital net revenue up 4.0%

•	Adjusted EBITDA of $20.8 million

•	Operating cash flow from continuing operations of $17.6 million

•	EPS from continuing operations of $0.28; or $0.31, excluding pre-opening expenses and share-based compensation expense
Second Quarter 2009 Results
     MedCath’s reported net revenue increased 3.0% to $158.9 million in the second quarter of fiscal 2009 from $154.2 million in the second quarter of fiscal 2008. Income from operations decreased to $11.7 million from $14.4 million in the second quarter of fiscal 2008 and Adjusted EBITDA decreased 8.9% to $20.8 million from $22.8 million in the same period of the prior year. MedCath’s income from continuing operations was

$5.4 million, or $0.28 per diluted share, in the second quarter of fiscal 2009 compared to $5.5 million, or $0.28 per diluted share, in the second quarter of fiscal 2008.
     Adjusted EBITDA in this release does not include share-based compensation or pre-opening expenses, but these items are included as a component of income from continuing operations. Share-based compensation expense totaled $0.8 million in the second quarter of fiscal 2009, or $0.03 per diluted share, compared with a $0.2 million expense, or $.01 per diluted share, in the second quarter of fiscal 2008. Pre-opening expenses totaled $0.4 million in the second quarter of fiscal 2009, compared with $0.2 million in the second quarter of fiscal 2008.
     As shown below, EPS for the quarter, adjusted for share-based compensation expense and pre-opening expenses totaled $0.31 for the quarter:

EPS from continuing operations	$0.28
Adjustments (net of tax effect)
Pre-opening expenses	$0.01
Share-based compensation expense	$0.03

EPS, adjusted for above items 1)	$0.31
1) does not add due to rounding
     “We experienced improved operating momentum this quarter in comparison to the first quarter as Adjusted EBITDA and Adjusted EBITDA margin grew meaningfully and cash flow from operations remained strong,” said Ed French, MedCath’s President and Chief Executive Officer. “In addition to earnings momentum, we’re continuing to execute on our growth strategy and anticipate opening the expansion of our Louisiana Medical Center and Heart Hospital next week.”
Operating Statistics, Cash Flow and Capital Expenditures
     Same facility hospital admissions in the second quarter of fiscal 2009 were 7,052, down 10.2% compared with the second quarter of fiscal 2008. Adjusted admissions totaled 10,556, down 2.4% compared with the second quarter of fiscal 2008. Same facility hospital outpatient visits totaled 8,004 in the second quarter of fiscal 2009, up 17.9% in comparison with the second quarter of fiscal 2008.
     MedCath’s commercial admissions equaled 22.6% of total admissions and were unchanged from the year earlier period. Self-pay admissions equaled 1.9% of total admissions in the second quarter of fiscal 2009, in comparison to 2.4% of total admissions in the second quarter of fiscal 2008. Total uncompensated care, which includes charity care plus bad debt expense, equaled 8.3% of hospital division net patient revenue before the deduction for charity care in the second quarter of fiscal 2009 compared to 10.6% in the second quarter of fiscal 2008 and 8.5% in the first quarter of fiscal 2009.
     Net cash provided by operating activities of continuing operations for the second quarter of fiscal 2009 was $17.6 million compared to $16.6 million in the second quarter of fiscal 2008. Cash paid for capital expenditures during the quarter totaled $23.8 million, which included $7.4 million related to maintenance expenditures and $16.4 million related to MedCath’s construction projects.

Internal Assessment Update
     On May 6, 2009, MedCath announced that it was undertaking an internal assessment, under the supervision of its Audit Committee, of certain aspects of its operations and controls. MedCath has completed its internal assessment with the assistance of its professional advisors, and determined that there was no material impact on its current and previously issued financial statements, results of operations or cash flows. In addition, MedCath is in compliance with all reporting and other requirements contained in the credit agreement related to its $75 million term loan and $85 million revolver.
Use of Non-GAAP Financial Measures
     This release contains a measure of MedCath’s historical financial performance that is not calculated and presented in conformity with generally accepted accounting principles (“GAAP”), Adjusted EBITDA. Adjusted EBITDA represents MedCath’s income from continuing operations before interest expense; interest and other income, net; income tax expense; depreciation; amortization; share-based compensation expense; pre-opening expenses; loss on disposal of property, equipment and other assets; loss on early extinguishment of debt; equity in net earnings of unconsolidated affiliates; and minority interest share of earnings of consolidated subsidiaries. MedCath’s management uses Adjusted EBITDA to measure the performance of the company’s various operating entities, to compare actual results to historical and budgeted results, and to make capital allocation decisions. Management provides Adjusted EBITDA to investors to assist them in performing their analyses of MedCath’s historical operating results. Further, management believes that many investors in MedCath also invest in, or have knowledge of, other healthcare companies that use Adjusted EBITDA as a financial performance measure. Because Adjusted EBITDA is a non-GAAP measure, Adjusted EBITDA, as defined above, may not be comparable to other similarly titled measures of other companies. MedCath has included a supplemental schedule with the financial statements that accompanies this press release that reconciles historical Adjusted EBITDA to MedCath’s income from continuing operations.
     Management will discuss and answer questions regarding MedCath’s quarterly results and the results of its internal assessment Friday, May 22, 2009, during a 10 a.m. ET conference call. In the United States, you may participate by dialing (877) 697-5351. International callers should dial (706) 634-0602. The conference ID for both domestic and international callers is 11062123. A live web cast will also be available on the company’s web site, www.medcath.com. This information will be available on the web site on or immediately following the conference call for 30 days. A recorded replay of the call will be available until 11:59 p.m. ET, June 5, 2009. To access the replay, domestic callers should dial (800) 642-1687 and international callers should dial (706) 645-9291. The archived conference ID is 11062123. This press release and the financial information included therewith will be accessible on the web, by going to www.medcath.com, “Investor Relations,” then clicking on “News.”

     MedCath Corporation, headquartered in Charlotte, N.C., is a healthcare provider focused on high acuity services with the diagnosis and treatment of cardiovascular disease being a primary service offering. MedCath owns an interest in and operates nine hospitals with a total of 676 licensed beds, located in Arizona, Arkansas, California, Louisiana, New Mexico, South Dakota, and Texas. MedCath is in the process of developing its tenth hospital, which is anticipated to open in fall 2009, in Kingman, Ariz. In addition, MedCath and its subsidiary MedCath Partners provide services in diagnostic and therapeutic facilities in various states.
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     Parts of this announcement contain forward-looking statements that involve risks and uncertainties. Although management believes that these forward-looking statements are based on reasonable assumptions, these assumptions are inherently subject to significant economic, regulatory and competitive uncertainties and contingencies that are difficult or impossible to predict accurately and are beyond our control including, but not limited to, enactment of changes in federal law that would limit physician hospital ownership. Actual results could differ materially from those projected in these forward-looking statements. We do not assume any obligation to update these statements in a news release or otherwise should material facts or circumstances change in ways that would affect their accuracy. The preparation of MedCath’s second quarter operating results required management to make estimates and assumptions that affect reported amounts of revenues and expenses. There is a reasonable possibility that actual results may vary significantly from those estimates.
     These various risks and uncertainties are described in detail in “Risk Factors” in MedCath’s Annual Report or Form 10-K for the year ended September 30, 2008 filed with the Securities and Exchange Commission on December 15, 2008, as updated in our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2009. Copies of this form including exhibits are available on the internet site of the Securities and Exchange Commission at http://www.sec.gov.